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                                                                     Exhibit 5.1

                            Schulte Roth & Zabel LLP
                                919 Third Avenue
                            New York, New York 10022

                                  April 7, 2004

Anchor Glass Container Corporation
One Anchor Plaza
4343 Anchor Plaza Parkway
Tampa, Florida 33634-7513

Dear Sirs:

                  We have acted as counsel to Anchor Glass Container Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of a maximum of 1,500,000 shares of the Company's common stock, par value $.10 per share (the "Shares"), issuable to participants in the Company's Equity Incentive Plan (the "Plan").

                  In this capacity, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

                  Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered to plan participants in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ SCHULTE ROTH & ZABEL LLP